Exhibit 99.1

Constant Contact Announces Second Quarter 2013 Financial Results

Revenue of $70.2 Million and Adjusted EBITDA of $9.5 Million

Raises Adjusted EBITDA Guidance for the Year

WALTHAM, MA – July 25, 2013 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than half a million small organizations connect with their customers through a suite of online marketing tools, today announced its financial results for the second quarter ended June 30, 2013.

“Our second quarter results marked another quarter of consistent execution, as each of our primary growth drivers — new customer additions, average monthly revenue per customer (ARPU) and retention — reflected positive year-on-year trends,” said Gail Goodman, chief executive officer of Constant Contact. “I am pleased with the performance of our core business and excited about our progress towards delivering a robust suite of integrated online marketing tools for small businesses. We are rolling out our enhanced contacts functionality to customers, a cornerstone of our multi-product suite and a significant milestone in the evolution of Constant Contact.”

Second Quarter 2013 Financial Metrics

•	Revenue was $70.2 million, an increase of 13.0%, compared to revenue of $62.1 million for the comparable period in 2012.

•	Gross margin in the second quarter was 70.7%, compared to 70.3% for the comparable period in 2012.

•	GAAP net income was $90 thousand, or $0.00 per share, compared to a GAAP net loss of $462 thousand, or ($0.02) per share, for the second quarter of 2012.

•	Adjusted EBITDA was $9.5 million compared to adjusted EBITDA of $8.1 million for the comparable period in 2012. Adjusted EBITDA margin was 13.6%, compared to 13.0% for the comparable period in 2012.

•

Non-GAAP net income was $3.7 million, compared to non-GAAP net income of $3.3 million for the second quarter of 2012. Non-GAAP net income per diluted share was $0.12 per share, compared to $0.11 per share for the second quarter of 2012.

•	Cash flow from operations was $7.4 million, compared to $5.2 million for the second quarter of 2012.

•	Capital expenditures were $4.9 million, compared to $5.2 million for the second quarter of 2012.

•	Free cash flow was $2.5 million, compared to $56 thousand for the second quarter of 2012.

•	The company had $99.3 million in cash, cash equivalents and marketable securities at June 30, 2013, compared to $97.3 million at March 31, 2013.

Operating Metrics

•	Added 50,000 gross new unique customers in the second quarter compared to 45,000 in the second quarter of 2012. (*)

•

Ended the second quarter with 575,000 unique customers, an increase from 565,000 unique customers at the end of the first quarter of 2013 and 535,000 unique customers at the end of the second quarter of 2012. (*)

•	Average monthly revenue per unique customer (ARPU) for the second quarter was $41.79, up from $41.34 in the first quarter of 2013 and up from $39.98 in the comparable period in 2012. (**)

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the first quarter.

(*)	Figures are rounded to nearest 5,000.
(**)	The ARPU calculation excludes the approximately 10,000 existing SinglePlatform customers at the time of the acquisition in June 2012.

Other Recent Highlights

•

Announced a partnership between SinglePlatform and GrubHub®, a leading online and mobile food ordering service, establishing SinglePlatform as a menu provider for GrubHub® and integrating its online ordering platform into SinglePlatform’s menus.

•

Conducted a recent survey of the Constant Contact Small Biz Council (a research panel of U.S. small businesses recruited from the Constant Contact customer base), which found that while 59 percent of small businesses believe it is harder to run a business today than five years ago, 89 percent cited the use of online marketing tools, such as email and social media, as making it easier and less expensive to market their business.

•

Under the company’s previously announced $20 million share repurchase program, the company repurchased 100,000 shares of common stock in the second quarter for $1.6 million at an average purchase price of $16 per share.

“We are pleased with our second quarter results with revenue in line with expectations and profitability above expectations. With continued gains in ARPU and customer retention combined with sequential and year-on-year decreases in the cost to acquire a customer, we are driving meaningful improvement in customer lifetime value. These gains and the resulting positive impact on margins give us the confidence to raise our full year guidance for adjusted EBITDA for the second consecutive quarter,” said Harpreet Grewal, chief financial officer of Constant Contact. “Looking ahead to the remainder of the fiscal year, we will maintain our focus on delivering consistently good results while we carry out our longer-term vision to transform Constant Contact into a true multi-product company.”

Business Outlook

Constant Contact is issuing guidance for the third quarter and full year 2013 as follows:

Third Quarter 2013:

Current Guidance (7/25/2013)
Total revenue	$71.8 m - $72.4 m
Adjusted EBITDA margin	18.5% - 19.1%
Adjusted EBITDA	$13.3 m - $13.8 m
Stock-based compensation expense	~$3.4 m
GAAP net income	$2.6 m - $3.0 m
GAAP net income per share	$0.08 - $0.10
Non-GAAP net income per share*	$0.23 - $0.25
Diluted weighted average shares outstanding	31.1 m

Full Year 2013:

	Prior Guidance (4/25/2013)	Current Guidance (7/25/2013)
Total revenue	$284.0 m - $289.0 m	$285.0 m - $288.0 m
Adjusted EBITDA margin	15.5% - 15.8%	15.6% - 16.0%
Adjusted EBITDA	$44.0 m - $45.6 m	$44.5 m - $46.0 m
Stock-based compensation expense	$14.3 m	~$14.6 m
GAAP net income	$4.3 m - $5.3 m	$4.3 m - $5.5 m
GAAP net income per share	$0.14 - $0.17	$0.14 - $0.18
Non-GAAP net income per share*	$0.66 - $0.71	$0.68 - $0.73
Diluted weighted average shares outstanding	31.6 m	31.3 m
Estimated effective tax rate	~40%	~40%
Estimated cash tax rate	~10%	~10%

*	Non-GAAP net income per share calculated using an estimated cash tax rate.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is a non-GAAP financial measure that is defined as GAAP net income (loss) before income taxes, interest income and other income (expense), net, depreciation and amortization, stock-based compensation, litigation contingency accruals and contingent consideration adjustments. Adjusted EBITDA margin is a non-GAAP financial measure that is calculated by dividing adjusted EBITDA by revenue.

Non-GAAP net income is a non-GAAP financial measure that is defined as GAAP net income (loss) before the non-cash portion of income taxes, stock-based compensation expense, litigation contingency accruals and contingent consideration adjustments. Non-GAAP net income per share is a non-GAAP financial measure that is calculated by dividing non-GAAP net income (loss) by the weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to be paid by estimated full year income before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact second quarter 2013 financial results conference call
When:	Thursday, July 25, 2013
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/ (live and replay)

Live and replay conference ID code: 95419305

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact wrote the book on Engagement Marketing™ – the new marketing success formula that helps small organizations create and grow customer relationships in today’s socially connected world. More than half a million small businesses, nonprofits and associations worldwide use the company’s online marketing tools to generate new customers, repeat business, and referrals through email marketing, social media marketing, event marketing, local deals, digital storefronts, and online surveys. Only Constant Contact offers the proven combination of affordable tools and free KnowHow®, including local seminars, personal coaching and award-winning product support. The company further supports small organizations through its extensive network of consultants/resellers, technology providers, franchises and national associations.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Constant Contact’s transformation to a multi-product company, the company’s ability to deliver a robust suite of integrated online marketing tools, the company’s share repurchase program and the company’s financial guidance for the third quarter of 2013 and full year 2013. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products and integrate its products in an effective manner, the successful integration of SinglePlatform, adverse regulatory or legal developments, litigation risk and expense, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

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(CTCT-F)

Media Contact:

Erika Tower

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$70,208	$62,072	$138,413	$122,010
Cost of revenue	20,578	18,434	40,486	36,033

Gross profit	49,630	43,638	97,927	85,977

Operating expenses:
Research and development	11,999	9,804	22,267	19,275
Sales and marketing	27,804	25,836	58,606	51,554
General and administrative	10,048	7,830	19,942	15,245
Acquisition costs and other related charges	—	574	—	723

Total operating expenses	49,851	44,044	100,815	86,797

Loss from operations	(221)	(406)	(2,888)	(820)
Interest income and other income (expense), net	12	62	(17)	133

Loss before income taxes	(209)	(344)	(2,905)	(687)
Income tax (expense) benefit	299	(118)	2,481	443

Net income (loss)	$90	$(462)	$(424)	$(244)

Net income (loss) per share:
Basic	$0.00	$(0.02)	$(0.01)	$(0.01)
Diluted	$0.00	$(0.02)	$(0.01)	$(0.01)

Weighted average shares outstanding used in computing per share amounts:
Basic	30,689	30,380	30,660	30,275
Diluted	31,074	30,380	30,660	30,275

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss)	$90	$(462)	$(424)	$(244)

Income tax expense (benefit)	(299)	118	(2,481)	(443)
Interest income and other (income) expense, net	(12)	(62)	17	(133)
Depreciation and amortization	5,636	4,684	10,751	8,969
Stock-based compensation expense	4,130	3,776	7,671	7,075
Litigation contingency accrual	—	—	820	—

Adjusted EBITDA	$9,545	$8,054	$16,354	$15,224

Divide by:
Revenue	$70,208	$62,072	$138,413	$122,010

Adjusted EBITDA margin	13.6%	13.0%	11.8%	12.5%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss)	$90	$(462)	$(424)	$(244)

Non-cash portion of income tax expense (benefit)	(549)	10	(2,981)	(659)
Stock-based compensation expense	4,130	3,776	7,671	7,075
Litigation contingency accrual	—	—	820	—

Non-GAAP net income	$3,671	$3,324	$5,086	$6,172

Non-GAAP net income per share: diluted	$0.12	$0.11	$0.16	$0.20

Weighted average shares outstanding used in computing per share amounts	31,074	31,053	31,047	31,086

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$7,428	$5,227	$16,436	$16,107

Subtract:
Acquisition of property and equipment	4,945	5,171	9,689	10,644

Free cash flow	$2,483	$56	$6,747	$5,463

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities
Net loss	$(424)	$(244)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,751	8,969
Amortization of premiums on investments	102	296
Stock-based compensation expense	7,671	7,075
Provision for (recovery of) bad debts	2	(3)
Deferred income taxes	(2,481)	(644)
Taxes paid related to net share settlement of restricted stock units	(1,020)	(326)
Change in operating assets & liabilities, net of effects from acquisitions:
Accounts receivable	(10)	(1)
Prepaid expenses and other current assets	(2,654)	(2)
Other assets	206	(406)
Accounts payable	42	95
Accrued expenses	2,221	(537)
Deferred revenue	2,018	1,874
Other long-term liabilities	12	(39)

Net cash provided by operating activities	16,436	16,107

Cash flows from investing activities
Purchases of marketable securities	(1,909)	(28,357)
Proceeds from maturities of marketable securities	10,534	31,167
Proceeds from sales of marketable securities	4,000	27,600
Increase in restricted cash	(550)	—
Acquisition of businesses, net of cash acquired	—	(68,487)
Acquisition of property and equipment	(9,689)	(10,644)

Net cash provided by (used in) investing activities	2,386	(48,721)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	807	3,657
Income tax benefit from the exercise of stock options	—	148
Proceeds from issuance of common stock pursuant to employee stock purchase plan	484	536
Repurchases of common stock	(1,618)	—

Net cash provided by (used in) financing activities	(327)	4,341

Effects of exchange rates on cash	(2)	—

Net increase (decrease) in cash and cash equivalents	18,493	(28,273)
Cash and cash equivalents, beginning of period	67,775	49,589

Cash and cash equivalents, end of period	$86,268	$21,316

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	223	443
Fair value of contingent consideration in connection with acquisition included in accrued expenses and other long-term liabilities	—	12,152

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	June 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$86,268	$67,775
Marketable securities	12,999	25,732
Accounts receivable, net	100	92
Prepaid expenses and other current assets	9,165	6,513

Total current assets	108,532	100,112

Property and equipment, net	40,040	39,653
Restricted cash	1,300	750
Goodwill	95,505	95,505
Acquired intangible assets, net	5,532	6,758
Deferred tax assets	13,864	11,377
Other assets	2,901	3,107

Total assets	$267,674	$257,262

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,209	$8,167
Accrued expenses	13,024	10,803
Deferred revenue	34,718	32,700

Total current liabilities	55,951	51,670

Other long-term liabilities	2,022	2,010

Total liabilities	57,973	53,680

Stockholders’ Equity
Common stock	307	307
Additional paid-in capital	216,534	209,987
Accumulated other comprehensive income	7	11
Accumulated deficit	(7,147)	(6,723)

Total stockholders’ equity	209,701	203,582

Total liabilities and stockholders’ equity	$267,674	$257,262